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                                                                 EXHIBIT 10.31


                             FORM OF LOAN AGREEMENT

         THIS AGREEMENT dated as of the                            , by and
among                        , a Delaware corporation ("Borrower") and CAPSTONE
CAPITAL OF PENNSYLVANIA, INC., a Pennsylvania corporation ("Lender").

         Borrower has requested that the Lender make a loan to the Borrower in
the principal sum of up to $          and Lender has agreed to make such loan
upon the terms and conditions hereinafter set forth.


         NOW THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I

                 DEFINITIONS, ACCOUNTING, PRINCIPALS, UCC TERMS

         1.1 As used in this Agreement, the following terms shall have the meanings unless the context hereof shall otherwise indicate:

                  "Accounts" means all accounts including accounts receivable arising from the operation of the Facility, including but not limited to, rights to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, and specifically including rights to payment from Reimbursement Contracts.

                  "Applicable Environmental Laws" means any applicable federal, state or local laws, rules or regulations pertaining to the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste", "disposal", "dispose", and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendment; notwithstanding the foregoing, provided, to the extent that the laws of the State of Pennsylvania establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste", "disposal", and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

                  "Applicable Rate" shall have the meaning set forth in the Note.

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                  "Assignment of Rents" shall mean that certain Assignment of
Rents and Leases of even date herewith from Borrower in favor of Lender.

                  "Audited Financial Statement" means an audited financial statement prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, prepared in accordance with GAAP, certified with an unqualified opinion and including a balance sheet, a statement of income and expenses, a statement of changes in financial position, cash flow, and a break down of source and application of all funds for the year ended.

                  "Business Day" means a day, other than Saturday or Sunday and legal holiday, when Lender is open for business.

                  "Closing Date" shall mean the date on which all or any part of the Loan is disbursed by Lender to Borrower or for the benefit of Borrower.

                  "Collateral" means, collectively, the Property, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money, and (to the full extent assignable) Permits, and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

                  "Cross-Collateralization Agreement" shall mean that certain Cross-Collateralization and Cross-Default Agreement to be entered into from Borrower and an affiliate of Borrower to Lender.

                  "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

                  "Default Rate" means a per annum rate equal to two percentage points (2%) in excess of the Applicable Rate then accruing on the outstanding principal balance of the Loan.

                  "Equipment" means all fixtures and equipment located on, attached to or used or useful in connection with the Facility, including, but not limited to, beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment; provided, however, that with respect to any items which are leased and not owned, the Equipment shall include the leasehold interest only together with any options to purchase any of said items and any additional or greater rights with respect to such items hereafter acquired (but nothing herein shall permit the leasing of any Equipment except as otherwise expressly permitted in Section 5.2(g) or otherwise herein unless Lender's written consent is first obtained).

                  "Event of Default" means any "Event of Default" as hereinafter defined.

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                  "Exhibit" means an Exhibit to this Agreement, unless the
context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.


                  "Facility" means the personal care facility presently known as and sometimes referred to herein as

                       .

                  "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

                  "General Intangibles" means all general intangibles and other intangible personal property arising out of or connected with the Property or Facility (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, contract rights and other rights to payment" of money.

                  "Guarantor" means Balanced Care Corporation, a Delaware corporation.

                  "Guaranty" means, that certain Guaranty of Payment and Performance of even date herewith by Guarantor in favor of Lender.

                  "Improvements" means the existing personal care facility and improvements at the Property.

                  "Indebtedness" means any (i) obligations for borrowed money,
(ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

                  "Indemnity Agreement" means that certain Indemnity Agreement of even date herewith from the Borrower and the Guarantor in favor of Lender.

                  "Instruments" means all instruments, chattel paper, documents or other writings obtained from or in connection with the operation of the Property or Facility (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto).

                  "Inventory" means all inventory from time to time used at the Facility, including, but not limited to, food, beverages, other comestibles, soap, paper supplies, medical supplies, drugs


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and all other such goods, wares and merchandise held for sale to or for consumption or use by guests, residents or patients of the Facility, including all such goods that are returned or repossessed.

                  "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, deed to secure debt, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy execution, seizure, judgement, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

                  "Loan" means the loan in the principal sum of $5,875,000 to be made by Lender to the Borrower pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Assignment of Rents, the Mortgage, the Indemnity Agreement, the Subordination Agreement, the Cross-Collateralization Agreement and the Guaranty, together with any and all other documents executed by Borrower or others, evidencing, securing, or otherwise relating to the Loan.

                  "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

                  "Loan Term" means the period from the date hereof until the Maturity Date.

                  "Management Agreement" means any that certain Management Agreement dated as of ____________________ between Borrower and Manager pursuant to which Manager will manage the Facility for Borrower, and any replacement or other management agreement for the Facility hereafter approved in writing by Lender.

                  "Manager" means BCC Development and Management Co., a Delaware corporation, which will manage the Facility for Borrower pursuant to the Management Agreement (or any replacement or other manager of the Facility hereafter approved in writing by the Lender).

                  "Maturity Date" means December 30, 1997; provided, however, that so long as no Default or Event of Default exists under the Loan Documents on December 30, 1997, and Borrower pays Lender all accrued interest on the Loan on December 30, 1997, Borrower may, upon fifteen (15) days written notice to Lender, extend the Maturity Date until March 30, 1998.

                  "Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.


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                  "Person" means any person, firm, corporation, partnership, limited liability company, trust or other entity.

                  "Permits" means all licenses, permits, certificates, approvals, authorizations and registrations obtained from any governmental or quasi-governmental authority and used or useful in connection with the ownership, operation, use or occupancy of the Property or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights.

                  "Proceeds" means all proceeds (whether cash or non-cash, moveable or immovable, tangible or intangible), including proceeds of insurance and condemnation, from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.


                  "Property" means the real estate in               ,
            , as more particularly described in Exhibit A, hereto, upon which the Facility is located.


                  "Reimbursement Contracts" means all contracts and rights pursuant to reimbursement or third party payor programs and contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including but not limited to, Medicaid, Medicare, any successor program or other similar reimbursement program (whether operated by a governmental or quasi-governmental agency or by a private Person) and private insurance agreements.

                  "Rents" shall mean all rent and other payments of whatever nature from time to time payable pursuant to any lease of the Property or Facility or any part thereof, including, but not limited to, leases of retail space or other space at the Property for retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops.

                  "Subordination Agreement" means that certain Consent and Subordination Agreement of even date herewith among Borrower, Manager and Lender.

                  1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

                  1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the state in which Collateral for the Loan Obligations is located.

                  1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.


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                  1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions thereof.

                                   ARTICLE II

                               TERMS OF THE LOAN

         2.1 THE LOAN. Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and the Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

         2.2 SECURITY FOR THE LOAN. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

         2.3 INTEREST RATE.

                  (a) The outstanding principal balance of the Loan will bear interest at the Applicable Rate.

                  (b) All interest on the outstanding principal balance of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

         2.4 REPAYMENT OF LOAN. Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America at the following address:

                  Capstone Capital of Pennsylvania, Inc.
                  1000 Urban Center Drive
                  Suite 630
                  Birmingham, Alabama  35242

or such other place as the Lender shall designate in writing to the Borrower. Each payment shall be paid in immediately available funds by 2:00 p.m. Birmingham, Alabama time on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m. Birmingham, Alabama time shall be deemed to


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have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

         2.5 LATE CHARGES ON OVERDUE INSTALLMENTS; DEFAULT RATE; COLLECTION COSTS; PREPAYMENT.

                  (a) If any scheduled payment of principal, interest, or any other agreed charge, is not made on or before the fifth (5th) day after the same became due, Borrower agrees to pay Lender a late charge equal to five percent (5%) of the amount of the payment or charge which is in default (except that with respect to any final balloon payment of principal such charge shall be based upon the immediately preceding monthly payment amount).

                  (b) Upon the occurrence of any Event of Default unless waived by Lender in Lender's sole discretion, Borrower agrees to pay interest to Lender at the Default Rate on the aggregate outstanding Loan Obligations (including accrued interest) until such Loan Obligations are paid in full.

                  (c) Borrower will also pay to Lender, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure the Note actually incurred by Lender, including, without limitation, court costs and reasonable attorneys' fees, including, without limitation, reasonable attorneys' fees for preparation of litigation and in any appellate and bankruptcy proceedings.

                  (d) The Loan will be prepayable at any time without any prepayment premium.

         2.6 USURY PROVISIONS. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Lender elects to have such excess sum refunded to Borrower forthwith, which refund Borrower hereby agrees to accept. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

         2.7 MISCELLANEOUS.

                  (a) With respect to the amounts due under the Note, Borrower waives the following to the fullest extent permitted by law:

                      (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and


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                           (2) Demand, presentment, protest, notice of
                           dishonor, notice of nonpayment, diligence in collection, and all other requirements necessary to enforce the Note; and

                           (3) Any further receipt by Lender or acknowledgment by Lender of any Collateral now or hereafter deposited with Lender as security for the Loan.


         2.8 ORIGINATION FEE; ANNUAL DUE DILIGENCE FEE. Borrower will pay to
Lender an origination fee of $          and a Facility due diligence and
underwriting fee of $     , which fees are due and deemed earned as of the date
hereof.


                                  ARTICLE III

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan to the Borrower, the Borrower represents and warrants to Lender as follows:

         3.1 EXISTENCE, POWER AND QUALIFICATION. Borrower is a corporation duly organized, validly existing in good standing under the laws of the state of its formation as set forth in the heading of this Agreement, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         3.2 POWER OF AUTHORITY. Borrower has full power and authority to borrow hereunder and to incur the obligations provided for herein and in each of the other Loan Documents to which Borrower is a party, all of which have been authorized by all proper and necessary action of its members.

         3.3 DUE EXECUTION AND ENFORCEMENT. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, the Borrower's articles of organization or any other agreement or instrument binding upon the Borrower.

         3.4 PENDING MATTERS. No action or investigation is pending or threatened before or by any state or federal court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Borrower or any lower


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reimbursement rate under the Reimbursement Contracts. Borrower is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and Borrower is not in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which it is subject.

         3.5 FINANCIAL STATEMENTS ACCURATE. All financial statements heretofore or hereafter provided by the Borrower are and will be true and complete in all material respects as of their respective dates and fairly and will fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The respective financial statements of the Borrower and each Guarantor have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         3.6 COMPLIANCE WITH LAWS. The Facility is duly licensed as a personal care facility under the laws of the State of Pennsylvania. The licensed capacity of the Facility is set forth in Exhibit B hereto. To the best of Borrower's knowledge, the Facility is in compliance in all material respects with the applicable provisions of personal care facility laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations or requirements (including, but not limited to, minimum square footage requirements per bed) are required for the Facility to operate at the foregoing licensed capacity. All Reimbursement Contracts are in full force and effect with respect to the Facility, and Borrower and Manager are in good standing with the respective governmental, quasi-governmental and other third party payors and regulatory agencies under such applicable personal care facility licenses and Reimbursement Contracts. Borrower is current in payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. The Facility is currently operated at the bed capacity set forth in Exhibit B.

         3.7 TRANSFER OF LICENSE OR BED CAPACITY. Neither the Borrower nor Manager has granted to any third party the right to reduce the number of licensed beds or available units in the Facility or to apply for approval to move the right to any or all of the personal care facility beds or units to any other location. In the event the Management Agreement is terminated or Lender acquires the Facility through foreclosure or otherwise, Borrower shall fully cooperate with Lender, a subsequent lessee, subsequent manager, or subsequent purchaser in obtaining a certificate of need or any other necessary governmental approvals from the applicable state health care regulatory agency and in applying for and receiving a license to operate the Facility and certification to receive payments pursuant to Reimbursement Contracts for patients or residents qualifying for coverage thereunder.

         3.8 PAYMENT OF TAXES. The Borrower has filed all federal, state and local tax returns which are required to be filed and has paid, or made adequate provisions for the payment of, all


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taxes which have or may become due pursuant to such returns or to assessments received by Borrower, including, without limitation, provider taxes.

         3.9 TITLE TO COLLATERAL. The Borrower has good and marketable title to all of the Collateral, subject to no Lien except those Liens specifically permitted by this Agreement. If any other Lien is hereafter determined to exist, Borrower shall within thirty (30) days following written notice from Lender remove any such Lien.

         3.10 PRIORITY OF MORTGAGE. To the best of Borrower's knowledge, the Mortgage constitutes a first lien upon and security interest in the real and personal property described therein, prior to all other Liens, including those which may hereafter accrue, excepting only those Liens specifically permitted by this Agreement or those "Permitted Encumbrances" specifically set forth in the Mortgage. If any other Lien is hereafter determined to exist, Borrower shall within thirty (30) days following written notice from Lender remove any such Lien.

         3.11 LOCATION OF THE CHIEF EXECUTIVE OFFICES. The Borrower's principal place of business and chief place of business are set forth in Exhibit C hereto.

         3.12 DISCLOSURE. All information furnished or to be furnished by Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

         3.13 TRADE NAMES. Neither Borrower nor, to the best of Borrower's knowledge, the Facility has changed its name or been known by any other name within the last five (5) years.

         3.14 ERISA. The Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.15 OWNERSHIP. The ownership of the Borrower is correctly and accurately set forth in Exhibit D hereto.

         3.16 PROCEEDING PENDING. There are no proceedings pending or, to the best of Borrower's knowledge, threatened to acquire any power of condemnation or eminent domain with respect to any part of the Property, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

         3.17 COMPLIANCE WITH OTHER APPLICABLE LAWS. The Improvements and the Property comply with all covenants and restrictions of record and applicable laws, ordinances, rules and regulation, including, without limitation, all laws, ordinances, rules and regulations relating to zoning (or is a valid non-conforming use, lot or structure), set back requirements and applicable building codes, and to the best of Borrower's knowledge, there are no waivers of any building codes


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in respect of the Facility. Borrower has not received any notice from applicable authorities of noncompliance with the Americans with Disabilities Act and regulations thereunder. Borrower agrees to indemnify and hold Lender harmless from any fines or penalties assessed or any corrective costs incurred by Lender if the Improvements or the Property, or any part thereof, is hereafter determined to be in violation of any covenants or restrictions of record or any applicable laws, ordinances, rules or regulations, and such indemnity shall survive any foreclosure or deed in lieu of foreclosure.

         3.18 ENVIRONMENTAL MATTERS. Neither the Property nor Borrower's use or operation of the Property is in violation of or subject to any existing, pending, or to the best of Borrower's and Guarantor's knowledge, threatened investigation or inquiry by any governmental authority or any remedial obligations under any Applicable Environmental Law, and there are no facts, conditions or circumstances known to it that require reporting or disclosure to any applicable governmental authority; Borrower has not obtained and to the best of its knowledge is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Property by reason of any environmental laws, rules or regulations, except as disclosed in writing to Lender; to the best of Borrower's knowledge no oil or petroleum products or derivatives, toxic or hazardous substances or solid wastes have been disposed of or released on the Property by Borrower unless done in accordance with Applicable Environmental Law, and Borrower agrees that it shall not in its use of the Property dispose of or release oil or petroleum products or derivatives, toxic or hazardous substances or solid wastes on the Property unless done in accordance with Applicable Environmental Law. Notwithstanding anything to the contrary herein, Borrower shall indemnify and hold Lender harmless from and against any fines, charges, expenses, fees, reasonable attorneys' fees and costs incurred by Lender because the Property, or the Borrower's use or operation of the Real Property, including any improvements thereon (whether or not due to any fault of Borrower but not due to any fault of the Lender while Lender is in actual possession of the Property) is hereafter determined to be in violation of any Applicable Environmental Law, rules or regulations due to causes occurring during Borrower's possession and/or ownership of the Property, and this indemnity shall survive the payment of the Obligations (as that term is defined in the Mortgage), the expiration of the lien under the Mortgage, the release or any foreclosure of the Mortgage or the transfer of the Property in lieu of foreclosure. In the event the Property is determined by any governmental agency or otherwise to be in violation of any Applicable Environmental Laws, rules or regulations relating to the environment (including, without limitation, any determination that oil or petroleum products or derivatives, toxic or hazardous substances have been released or disposed of on the Property such that the presence of such oil or petroleum products or derivatives, toxic or hazardous substances is in violation of any federal, state or local laws, rules or regulations, whether or not the same were placed thereon by Borrower), Borrower shall within the time period permitted by any applicable governmental agency having jurisdiction thereof and in any event within sixty (60) days of written notice from Lender, whichever is sooner, commence such action as may be necessary and approved by the applicable governmental agencies having jurisdiction thereof to bring the Property into compliance with the Applicable Environmental Law, rules and regulations


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
and continue such action with all due diligence until the Property is in compliance, and upon Borrower's failing to do so, the same shall constitute an Event of Default.

         Borrower represents and warrants to Lender that the Property
(i) contains no facilities that are subject to reporting (by either Borrower or Manager thereon or other person or entity in possession or occupancy of any portion thereon) under Section 312 of the Federal Emergency Planning and Community Right-To-Know Act of 1986 (42 U.S.C. Section 11022); is not the site of any underground storage tanks for which notification is required under 42 U.S.C. Section 6991a and applicable state or local law; and (ii) is not listed on the Comprehensive Environmental Response, Compensation, and Liability Information System in accordance with Section 116 of CERCLA (42 U.S.C. Section
9616).

         3.19 SOLVENCY. Borrower represents and warrants that it is solvent within the meaning of 11 U.S.C. Section 548 and GAAP, and the borrowing of the Loan will not render the Borrower insolvent within the meaning of 11 U.S.C.
Section 548 and GAAP.

         3.20 ROADS AND UTILITIES. All public utility and sanitary sewage disposal systems necessary for the use of the Facility are available and proper connections are in place at the Facility, and dedicated and publicly maintained roads necessary for the full use of the Facility for its intended purpose have been completed and are contiguous with the boundary of the Property at each entrance and exit presently utilized by the Property.

                                   ARTICLE IV

                AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTOR

         Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, the Borrower shall:

         4.1 PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 MAINTENANCE OF EXISTENCE. Maintain its existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain qualification and good standing.

         4.3 ACCRUAL AND PAYMENT OF TAXES. During each fiscal year, accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, and so-called provider specific taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts)), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required


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payments to employee benefit plans, and pay the same when they become due, provided Borrower may contest certain taxes in the manner and to the extent permitted in the Mortgage provided the requirements of the Mortgage are satisfied.

         4.4 INSURANCE. At all times while Borrower is indebted to Lender, maintain (or cause to be maintained) and require each Manager to maintain the following insurance:

                  (a) Liability insurance (including professional liability) in an amount equal to at least $1,000,000 per occurrence, $3,000,000 aggregate, with a $5,000,000 umbrella policy. All such liability insurance shall be written on an occurrence basis and name the Lender as an additional insured;

                  (b) "All-risk" broad form coverage on the Improvements, Equipment and Inventory in an amount not less than the replacement cost thereof, with endorsements insuring against such potential causes of loss as shall be reasonably required by Lender, including, but not limited to, loss or damage from (i) earthquake and subsidence (if reasonably requested by Lender), and (ii) flood, unless evidence satisfactory to Lender is provided that all of the Property is located in an area which is designated as not being in a flood hazard area;

                  (c) Business income insurance (including rental value if any Property or Improvements is leased in whole or part) equal to not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption (but not less than twelve
(12) months anticipated rents if the Property or Improvements is leased in whole or part); and

                  (d) Workers' compensation insurance as required by the laws of the State of Pennsylvania.

         Each of the policies described in 4.4(b) and 4.4(c) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty (30) days written notice prior to cancellation (except in the case of non-payment of premium, in which event the Lender shall receive not less than ten (10) days written notice prior to cancellation). The proceeds of either of the policies described in 4.4(b) and 4.4(c) shall be payable by check payable to Lender or jointly payable to Borrower and to Lender, and shall be delivered to Lender, and such proceeds (after deducting Lender's costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender's sole option, either (i) to the full or partial payment or prepayment of the Loan Obligations (without prepayment premium), or (ii) to the repair and/or restoration of the Improvements, Equipment and Inventory damaged or taken, or Lender may release the net proceeds to the Borrower.

         Notwithstanding the foregoing, Lender agrees that Lender shall make the net proceeds of insurance (after payment of Lender's costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

                  (a) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                  (b) The Improvements, Equipment and Inventory for which loss or damage has resulted shall be capable of being restored to its pre-existing condition and utility in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to the Maturity Date;

                  (c) Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

                  (d) Within ninety (90) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                       (i) complete plans and specifications for restoration,
                  repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (b) above,

                       (ii) if loss or damage exceeds $50,000, fixed-price or
                  guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                       (iii) builder's risk insurance for the full cost of
                  construction with Lender named under a standard mortgagee loss-payable clause,

                       (iv) such additional funds as in Lender's opinion are
                  necessary to complete the repair, restoration and replacement, and

                       (v) copies of all permits and licenses necessary to
                  complete the work in accordance with the plans and specifications.

                  (e) Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

                  (f) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

                  (g) Borrower shall commence such work within one hundred twenty (120) days of such loss or damage and shall diligently pursue such work to completion;

                  (h) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by the Borrower and its architect and general contractor with appropriate invoices and lien waivers as required by Lender;

                  (i) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

                  (j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, or in the event Borrower fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations (without prepayment premium) in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred, or Lender may release the balance of such proceeds to the Borrower.

Notwithstanding the above, Borrower shall have additional time to comply with paragraphs (d) and (g) provided that it is in good faith attempting to comply with such paragraphs; provided, however, that in no event shall such additional time exceed sixty (60) days beyond the time period provided in paragraphs (d) and (g) respectively, unless waived by Lender and such waiver shall not be unreasonably withheld.

         Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

         4.5 FINANCIAL AND OTHER INFORMATION. Provide Lender the following financial statements and information on a continuing basis:

                  (a) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, Guarantor and Manager: (i) Audited financial statements of Guarantor prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to the Lender, prepared in accordance with GAAP, including a balance sheet, a statement of income and expenses, a statement of changes in financial position, cash flow and a breakdown or source and application of all funds, for the year then ended; (ii) unaudited financial statements of the Borrower and Manager prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to the Lender, prepared in accordance with GAAP, including a balance sheet, a statement of income and expenses, a statement of changes in financial position, cash flow and a breakdown of source and application of all funds, for the year then ended; (iii) separate financial statements on the operations of the Facility certified by Borrower or Manager, as the case may be, to be true and correct, and prepared from the books and records of Borrower or Manager, as the case may be, in accordance with sound accounting principles applied on a consistent basis from year to year, in form and detail satisfactory to Lender, including a balance sheet and income statement; (iv) separate financial statements of any lessee of the Facility.

                  (b) Within forty-five (45) days after the end of each fiscal quarter, unaudited financial statements of the Borrower, Manager and Guarantor for the quarter then ended, prepared in accordance with GAAP, and certified by the Borrower, Manager, and Guarantor, respectively, to be true and correct.

                  (c) Within forty-five (45) days after the end of each fiscal quarter, a current year-to-date operating statement for the Facility as of the end of such quarter and the quarterly financial statement and census status for the Facility in the form and detail set forth in Exhibit G hereto, properly completed and certified by the Borrower to be true and correct.

                  (d) Upon fifteen (15) days of the Lender's written request, an aged accounts receivable report of the Facility in sufficient detail to show amounts due from each class of patient by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days, and monthly census information of the Facility in sufficient detail to show patient-mix on a daily average basis for such month, certified by the Borrower to be true and correct.

                  (e) Upon five (5) days of the receipt by the Borrower or Facility, any and all notices (regardless of form) from any licensing and/or certifying agency.

                  (f) Within ten (10) business days of the actual filing of cost reports of the Facility with the Medicaid agency, if applicable, furnish to Lender a complete and accurate copy of the annual Medicaid cost report for the facility, and promptly furnish Lender any amendments filed with respect to such reports and all responses or inquiries with respect to such reports.

                  (g) Such financial statements of Guarantor and other Persons as and when required in any of the Loan Documents.

                  (h) Upon Lender's request, evidence of payment by Borrower of any applicable provider bed taxes or similar taxes, which Borrower agrees to pay.

                  The Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower and Guarantor, all at such time as Lender shall deem necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as the Lender shall from time to time request.

         Lender may sell participation interests in the Loan, may sell or transfer the Loan, or place the Loan in a pooling of Loans for syndication and sale of interests therein to investors. In such event Borrower consents to the Lender's disclosure and distribution of financial and other information of Borrower that has been provided by Borrower to Lender pursuant to this Agreement to prospective participation, purchasers, investors, rating agencies and others involved in any participation , sale, pooling or syndication.

         4.6 COMPLIANCE CERTIFICATE. At the time of furnishing the quarterly financial statements and census data for the Facility required under the foregoing Section, furnish to Lender a compliance certificate in the form attached hereto as Exhibit E with all information completed and certified by the chief financial officer of the Borrower as true and correct.

         4.7. BOOKS AND RECORDS. Upon reasonable notice from Lender, permit, and require Manager to permit, Persons designated by Lender to inspect the Property and Improvements and books and records of the Borrower, Manager and the Facility with officers of Borrower or of Manager as designated by Lender, all at such times as Lender shall request.

         4.8 PAYMENT OF INDEBTEDNESS. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of the Borrower has been effectively stayed and for which reserves adequate for payment have been established.

         4.9 RECORDS OF ACCOUNTS. Maintain all records, including records pertaining to the Accounts of the Facility, at the chief executive office of Borrower as set forth in this Agreement or at the Facility.

         4.10 NOTICE OF LOSS. Immediately notify the Lender of any event causing a loss or depreciation in value of the Borrower's assets in excess of $50,000 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in Equipment resulting from ordinary use thereof.

         4.11 CONDUCT OF BUSINESS. Cause the operation of the Facility to be conducted at all times in accordance with prudent operating standards and procedures. Without limiting the foregoing, Borrower shall:

                  (i) maintain the standard of care for the patients or residents of the Facility at all times at a level necessary to ensure a quality care for the patients or residents of the Facility;

                  (ii) operate the Facility in a prudent manner in material compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Facility or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicaid, Medicare, or other applicable reimbursement program;

                  (iii) maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower and Manager adequately to perform operations of the Facility;

                  (iv) keep all improvements and equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition.

         4.12 PERIODIC SURVEYS. Furnish (or cause Manager to furnish) to Lender within ten (10) days of receipt a copy of any Medicare, Medicaid, licensing agency or reimbursement agency survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing patients or residents or for new patients or residents to be admitted with Medicaid, Medicare or Reimbursement Contract coverage, by the date required for cure by such agency (plus extensions granted by such agency).

         4.13 MANAGEMENT AGREEMENT. Maintain the Management Agreement in full force and effect and timely perform all of its obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of the Management Agreement unless the prior written consent of Lender is first obtained. Borrower will enter into and cause Manager to enter into the Subordination Agreement, subordinating Manager's interest in the Property and Facility and all fees and other rights of Manager pursuant to the Management Agreement to the rights of Lender pursuant to the Loan Documents.

         4.14 UPDATED APPRAISALS. For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if any external regulatory authority having jurisdiction over Lender shall so require, or if, in Lender's reasonable judgment, a material depreciation in the value of the Property shall have occurred, then in any such event Lender may cause the Property to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property, the Improvements and the Facility and pay all reasonable costs incurred by Lender in connection with such reappraisals for the Facility.

         4.15 COMPLY WITH COVENANTS AND LAWS. Comply in all material respects with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility, the Improvements, and the Property in compliance in all material respects with all applicable laws, ordinances, rules and regulations, including, without limitation, laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid, Medicare and Applicable Environmental Laws.

         4.16 TAXES AND OTHER CHARGES. Pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which either (a) contribute provider bed taxes or similar taxes necessary to achieve full available funding under any then applicable Reimbursement Contract or (b) might give rise to a Lien against property of Borrower, if unpaid, except Liens to the extent permitted by this Agreement.

         4.17 REPAIR BOND. Maintain in effect a termite and wood boring pest repair bond for the Facility satisfactory to Lender.

         4.18 CERTIFICATE. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

         4.19 REPORT AND NOTICES Furnish promptly to Lender such information as Lender may reasonably require regarding the Project; notify Lender promptly of any material deficiencies asserted or liens filed by the Internal Revenue Service against Borrower or Guarantor; notify Lender promptly of any condemnation or similar proceedings with respect to any of the Property or Improvements, any proceeding seeking to enjoin the Project or intended use of any of the Improvements (including the Project), and of all material changes in governmental requirements pertaining to the Property or Project, utility availability, anticipated costs of completion of the Project, and any other maters which could reasonably be expected to adversely affect Borrower's ability to perform its obligations under this Agreement to the extent Borrower becomes aware of the same.

         4.20 LIST OF CONTRACTORS, SUBCONTRACTORS AND MATERIALMEN. Upon Lender's written request, notify Lender promptly of the names and addresses of all contractors, subcontractors and materialmen who are employed in connection with the construction of the Project.

         4.21 OWNERSHIP OF PROPERTY. Furnish to Lender, if Lender so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures and other personal property used or to be used in the construction or equipping of the Project.

                                   ARTICLE V

                       NEGATIVE COVENANTS OF THE BORROWER

         Until the Loan Obligations have been paid in full, Borrower shall not:

         5.1 ASSIGNMENT OF LICENSES AND PERMITS. Assign or transfer, or permit the assignment or transfer of, any interest in any Permits or, to the extent hereafter in effect, any Reimbursement Contracts (including rights to payment thereunder), or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Facility, including, without limitation, residents' records, medical and clinical records (except for removal of such residents' records as directed by the residents owning such records), without Lender's prior written consent, which consent may be granted or refused in Lender's reasonable discretion.

         5.2 NO LIENS; EXCEPTIONS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, other than the following permitted Liens:

                  (a)      Liens at any time existing in favor of the Lender;

                  (b)      Liens which are listed in Exhibit F attached hereto;

                  (c) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon the Property or Improvements, which Lien is fully subordinate to the Mortgage, and is disclosed to Lender and bonded off and removed from the Property and Improvements in a manner satisfactory to Lender;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations (provided Borrower complies with all obligations with respect to such insurance, benefits and statutory obligations);

                  (e) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent; and

                  (f) "Permitted Encumbrances" upon the Property, as defined in the Mortgage; and

                  (g) Personal property leases or purchase money liens for acquisition of office machines, copiers, computer equipment and other equipment, hereafter leased or acquired, which is not necessary for the continued operation of the Facility or the normal daily activities of or care of residents, provided further that if any such equipment is leased such lease must have been submitted to Lender, must be limited to equipment utilized at the Property only and must be maintained free from default by Borrower.

         5.3 MERGER, CONSOLIDATION, ETC. Without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, enter into any merger, consolidation or similar transaction, or sell, assign, lease (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired).

         5.4 DISPOSITION OF A MATERIAL PORTION OF ITS ASSETS. Sell, lease, transfer or otherwise dispose of any material portion of its assets, unless any such disposition is of property other than the Collateral and is in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

         5.5 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Except as hereinafter provided or as otherwise consented to by Lender in writing, declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value, any of its membership interests now or hereafter outstanding, return any membership interests to its members as such, or make any distribution of assets to its members; provided Borrower may make cash distributions not in excess of current net income after payment of any capital improvements to the Facility required by this Agreement.

         5.6 CHANGE IN BUSINESS. Make any material change in the nature of its business or the business of the Facility as it is being conducted as of the date hereof.

         5.7 CHANGES IN ACCOUNTING. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.8 ERISA FUNDING AND TERMINATION. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, (b) any employee plan to be subject to involuntary termination proceedings at any time.

         5.9 TRANSFER OF STOCK INTERESTS. Permit the transfer of more than twenty-five percent (25%) of any of the stock of Borrower without the prior written consent of Lender, which consent may be granted or required by Lender in its sole discretion, unless such transfer is in connection with a registered public offering.

         5.10 CHANGE OF USE. Alter or change the use of the Facility or enter into any management agreement or lease of the Facility other than the Management Agreement unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement or lease, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager or lessee subordinating to all rights of Lender and a Security Agreement satisfactory to Lender from any lessee conforming to the requirements of Section 5.2 hereof.

         5.11 PLACE OF BUSINESS. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         6.1 The occurrence of any of the events listed in this Article shall constitute in "Event of Default" hereunder:

                  (a) The failure by Borrower to pay any installment of principal, interest, or other charges required under the Note, as and when the same come due; or

                  (b) The Borrower's violation of any covenant set forth in
Article V; or

                  (c) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a) and (b) of this Section) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower of such Default; or

                  (d) The occurrence of any Event of Default (other than those specified in (a), (b) or (c) of this Section) under any other Loan Documents; or

                  (e) The filing by the Borrower or Guarantor of a voluntary petition in bankruptcy or the adjudication of any of the aforesaid Persons as a bankrupt or insolvent, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

                  (f) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against the Borrower or Guarantor, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other state law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

                  (g) Except as otherwise permitted in this Agreement, the sale or other transfer by Manager of any of its capital stock, unless the written consent of the Lender is first obtained, which consent may be granted or refused by the Lender in its reasonable discretion; or

                  (h) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by on behalf of the Borrower, Manager or Guarantor pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower or Guarantor in connection with this Loan or other loans now existing or hereafter created, proved to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower or Guarantor, or on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

                  (i) The failure of Borrower to timely cure any deficiency required to be corrected pursuant to Section 4.12 of this Agreement; or

                  (j) The Facility, Manager or the Borrower should be assessed fines or penalties in excess of $50,000 in the aggregate in any calendar year by any state or any Medicare, Medicaid, health reimbursement or licensing agency having jurisdiction over Borrower, Manager or Facility; or

                  (k) A final judgment shall be rendered by a court of law or equity against Borrower or Guarantor and the same shall remain undischarged for a period of ninety (90) days, unless such judgment (i) is fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower, or Guarantor, as the case may be, has established reserves adequate for payment in the event Borrower or Guarantor is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender, or (iii) does not have a material adverse effect on Borrower or Guarantor; or

                  (l) The occurrence of any materially adverse change in the financial condition or prospects of Borrower, Guarantor, or Manager, or the existence of any other condition which, in Lender's reasonable determination, constitutes an impairment of Borrower's or Guarantor's ability to perform its obligations under the Loan Documents or Manager's ability to perform its obligations under the Management Agreement, which change in condition or prospects is not remedied within thirty (30) days of written notice from Lender to Borrower.

                  Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         6.2 REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, the Lender may, at its option:

                  (a) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

                  (b) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

                  (c) Exercise any and all rights and remedies afforded by the laws of the United States, the state in which the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

                  (d) Exercise the rights and remedies of setoff and/or banker's lien against the interest of the Borrower in and to every account and other property of the Borrower which is in the possession of the Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

                  (e) Exercise its rights and remedies pursuant to any other Loan Documents.

                  (f) All rights and remedies of Lender under the terms of this Agreement, the Note, any of the other Loan Documents, and any applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 WAIVER. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Event of Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Event of Default or shall impair any rights, remedies or powers of Lender.

         7.2 COSTS AND EXPENSES. Borrower will bear all taxes, fees and expenses (including fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, an Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligation or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral for any of the Loan Obligations, the Borrower, or Guarantor, or to protect, collect, or liquidate any of the Collateral for the Loan Obligations, the Borrower, or Guarantor, or to protect, collect, or liquidate any of the Collateral for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the remaining Loan Obligations.

         7.3 PERFORMANCE OF LENDER. At its option, upon Borrower's failure to do so, the Lender may make any payment or do any act on the Borrower's behalf that the Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees, and until so repaid any sums advanced by Lender shall bear interest at the Default Rate from the date advanced until repaid.

         7.4 HEADINGS. The headings of Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         7.5 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         7.6 NOTICES, ETC. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                  If to Borrower:



                  5021 Louise Drive, Suite 200
                  Mechanicsburg, Pennsylvania 17055
                  Attn:  Mr. Brian L. Barth

                  With a copy to:

                  Karen N. Connelly, Esq.
                  Director of Legal Affairs
                  Balanced Care Corporation
                  5021 Louise Drive, Suite 200
                  Mechanicsburg, Pennsylvania 17055

                  If to the Lender to:

                  Capstone Capital of Pennsylvania, Inc
                  1000 Urban Center Drive, Suite 630
                  Birmingham, Alabama 35242
                  Attention:  Mr. Daryl D. McCombs

                  With a copy to:

                  Haskins W. Jones, Esq.
                  Johnston, Barton, Proctor & Powell
                  2900 AmSouth/Harbert Plaza
                  1901 Sixth Avenue North
                  Birmingham, Alabama  35203-2618

         In addition, the Lender shall use its best efforts to notify the other parties by facsimile in the event of a default hereunder; provided, however, that its failure to do so will not render notice, as provided above, ineffective.

         Any party may change its address to another single address by notice given as herein provided, except that any change of address must be actually received in order to be effective.

         7.7 BENEFITS. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         7.8 PARTICIPATION. Borrower acknowledges that Lender may, at its option, sell participation interests in, or assign all of its interest in, the Loan. Borrower agrees with each present and future participant or owner of the Loan that if an Event of Default should occur, each present and future participant or owner shall have all of the rights and remedies of Lender with respect to any deposit due from the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section.

         7.9 SUPERSEDES PRIOR AGREEMENTS; COUNTERPARTS. This Agreement and the Loan Documents referred to herein supersede and incorporate all representations, promises, and statements, oral and written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by Borrower and an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         7.10 CONTROLLING LAW. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWER AGREES THAT THIS AGREEMENT SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, JEFFERSON COUNTY ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

         7.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND GUARANTOR HEREBY WAIVE ANY RESPECTIVE RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SET OFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER AND GUARANTOR WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR

THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BORROWER AND GUARANTOR AGREE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER AND GUARANTOR IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND GUARANTOR WITH LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
                         [SIGNATURES ON FOLLOWING PAGE]

                           BORROWER:



                           a Delaware corporation

                           By: /s/ BRIAN L. BARTH
                               ------------------------------
                               BRIAN L. BARTH, VICE PRESIDENT


                           LENDER:

                           CAPSTONE CAPITAL OF PENNSYLVANIA, INC.
                           a Pennsylvania corporation

                           By: /s/ DARYL D. MCCOMBS
                               ------------------------------------------
                               DARYL D. MCCOMBS, ASSISTANT VICE PRESIDENT

SCHEDULE TO EXHIBIT 10.31 FILED PURSUANT TO INSTRUCTION 2 OF ITEM 601(a) OF REGULATION S-K

                                 LOAN AGREEMENT
                                 --------------

PROJECT           PARTIES                  FACILITY      LOAN AMOUNT          ORIGINATION FEE/FACILITY     DATE
-------           -------                  --------      -----------          DUE DILIGENCE AND            ----
                                                                              UNDERWRITING FEE
                                                                              ----------------
Darlington, PA    BCC at Darlington,       Feltrop       $5,875,000.00        $58,750.00/$3,000.00         9/30/97
                  Inc. (Borrower), and     Personal
                  Capstone Capital of      Care Home
                  Pennsylvania, Inc.
                  (Lender)


Butler, PA        Balanced Care at         Silver Haven  $246,000.00          $91,500.00/$3,000.00         10/31/97
                  Butler, Inc.
                  (Borrower) and
                  Capstone Capital of
                  Pennsylvania, Inc.
                  (Lender)

Sarver, PA        Balanced Care at         Sterling      $286,000.00                    N/A                10/31/97
                  Sarver, Inc.             Care of
                  (Borrower) and           Sarver
                  Capstone Capital of
                  Pennsylvania, Inc.
                  (Lender)

Saxonburg, PA     Balanced Care at         Sterling      $8,618,000.00                  N/A                10/31/97
                  Saxonburg, Inc.          Care of
                  (Borrower) and           Saxonburg
                  Capstone Capital of
                  Pennsylvania, Inc.
                  (Lender)

